UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2007

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA	94608
(Address of principal executive offices)	(Zip Code)

(510) 985-6700
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 27, 2007, LECG Corporation (the “Registrant”) issued a press release announcing financial results and certain other information related to the fourth quarter and full year ended December 31, 2006.  A copy of this February 27, 2007 press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2007, Michael J. Jeffery, age 60, was appointed to the position of Chief Executive Officer of the Registrant. Prior to his appointment, Mr. Jeffery served as the Registrant’s Chief Operating Officer. He remains a member of the Registrant’s board of directors and, until April 2006, was a member of the Registrant’s Audit, Compensation and Corporate Governance Committees.  Mr. Jeffery was the Treasurer and Head of the Markets Division for the Western Hemisphere and a member of the senior executive committee of Standard Chartered Bank from 1994 to 2001.  Prior to his service at Standard Chartered Bank, Mr. Jeffery held senior executive financial and board of director positions with Nikko Bank, Scandinavian Bank Group and Finacorp SA New York.  He has extensive, global experience in business and financial management, trading, sales and administration, including past service of the board of directors of Banque Scandinave en Suisse, the Private Capital Group, Banco Scandinavian Sul America and Scandinavian Pacific Limited.

Mr. Jeffery’s annual base salary will remain $550,000.  For 2007, Mr. Jeffery will be eligible to receive a guaranteed bonus of $275,000, and an additional discretionary bonus of up to $275,000 based on performance criteria to be determined by the Registrant’s Compensation Committee of the board of directors (the “Committee”).  In connection with Mr. Jeffery’s appointment to the position of Chief Executive Officer, Mr. Jeffery is expected to enter into a two-year employment agreement with the Registrant which is currently being finalized by the Committee.

On February 19, 2007, the Committee modified the compensation of the Registrant’s Chairman, David Teece, effective March 1, 2007.  Dr. Teece’s annual base salary will be reduced from $500,000 to $250,000.  Dr. Teece also will be eligible to receive a discretionary bonus of up to $250,000 for fiscal year 2007 based on criteria to be determined by the Committee.  Finally, Dr. Teece’s pass through rate under the Registrant’s expert model will be increased to 100% on new projects sourced after March 1, 2007.

On February 19, 2007, the Committee approved a salary increase for Gary Yellin, the Registrant’s Chief Accounting Officer and one of its named executive officers in fiscal year 2006.  Mr. Yellin’s annual base salary will be increased from $280,000 to $300,000, effective January 1, 2007.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release regarding fourth quarter and full year ended 2006 financial results and certain other information, issued by LECG Corporation on February 27, 2007 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

	By:	/s/ John C. Burke
John C. Burke Chief Financial Officer
Date: February 27, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release regarding fourth quarter and full year ended December 31, 2006 financial results and certain other information, issued by LECG Corporation on February 27, 2007 (furnished herewith).